FOR IMMEDIATE RELEASE

LEVERAGING THE POWER OF FIND.COM, SCIENTIGO TO ENTER LOCAL AND MOBILE DIRECTORY ASSISTANCE MARKET WITH NEXT GENERATION, ENHANCED 411 SOLUTION

Signs Letter of Intent to Acquire Exclusive Worldwide License to Proprietary Technology Platform from Developers of Original 411 System

Combination with Patented tigo™ Technology to Empower Major Telcos and Directory Assistance Service Providers with Industry’s Most Advanced EDA Solution

CHARLOTTE, N.C. - (Business Wire) - April 20, 2006 - Scientigo, Inc. (OTCBB:SCNG), an emerging leader in next generation enterprise search and intelligent enterprise content management and the owner of Find.com, today announced that the Company has signed a letter of intent to acquire an exclusive worldwide license to the next generation directory assistance technology platform owned and developed by Global Directory Solutions, LLC (GDS), a company founded and led by the team of an original computerized Directory Assistance system platform that has served as the telecommunications industry standard for the past three decades.

Harry J. Pettit, President of GDS and member of Scientigo’s Corporate Advisory Board, noted, “Once we learned of Scientigo’s tigo™ proprietary search engine technology, we quickly recognized that through combining our technologies, we could deliver major wireline and wireless carriers and DA service providers with the most advanced, competitive, enhanced directory assistance capability available on the market - particularly in the areas of local and mobile directory assistance. This marriage of technologies, driven by Scientigo’s Find.com URL, creates a very compelling opportunity for Scientigo to enter the directory assistance market with a highly differentiated technology platform that will work with and enhance leading installed Directory platforms, and a significant revenue producing proposition for potential customers in the telecommunications arena. We look forward to working closely with Scientigo to ensure rapid market adoption is achieved.”

“Because Harry is widely known having led the original team at IBM that designed and developed the telecom industry’s first 411 system and who then went onto lead global business operations for Bell Atlantic among other notable achievements, we especially value his technological expertise, industry knowledge and relationships and level of enthusiasm for this exciting initiative,” stated Doyal Bryant, CEO of Scientigo, Inc.

Continuing, Bryant added, “We each share high expectations for leveraging Find.com as the delivery vehicle for our combined technologies and believe that it holds ultimate potential to emerge as the new industry standard for providing comprehensive directory assistance services. By empowering telephone companies and DA providers to generate multi-stream revenue for directory assistance and information services through utilizing cross-technologies, cross-media and cross-partnerships, the growth opportunity for Scientigo could be profound in short order. We are even envisioning a day when wired telephones, cell phones and other PDA devices will feature a “FIND” button directly on the handset, offering users one button, real time access to an operator/concierge capable of providing a broad range of relevant, value-added information and services, including automatic call completion, reverse look-up, business category searches, people and business finder, detailed driving directions, movie listings, restaurant and hotel reservations, among others.”

The Pierz Group, a market research group, believes that about $2 billion of the $6 billion total dollars currently spent in the U.S. on directory assistance are for mobile calls. Further, prominent market research firm Pelorus Group notes that within five years, the global market for enhanced directory assistance services, alone, could climb to $5 billion.

“Looking ahead, whether consumers seeking information use the Internet, their home phone, cell phone or PDA, Scientigo is intent on ensuring that Find.com is the one source on which they can always depend,” concluded Bryant.

About Scientigo™
Scientigo™ (pronounced "see-ENH-ti-go") is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, intelligent enterprise content management, and intelligent search technologies for consumers and the enterprise. Scientigo™´s patented tigo™ technology creates order from information chaos by using artificial intelligence, machine learning, rules-based systems, and patented XML technology to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers ROI practically overnight.  This intelligent search can also be used for Web searches by visiting www.FIND.com. Operated by the Company’s subsidiary, Tigo Search, Inc., FIND.com’s easy-to-remember Website uses breakthrough Topification technology to help people stop searching and start FINDing.  World-leading third-party independent software and solution providers are licensing Scientigo™´s technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to accelerate their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo™ can be reached on the Web at www.scientigo.com.

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, 407-585-1080 or via email at scng@efcg.net